Exhibit 99.1

Independent Auditor’s Report

Board of Directors

New Birmingham, Inc.

Tyler, Texas

We have audited the accompanying consolidated financial statements of New Birmingham, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Birmingham, Inc. and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
May 23, 2016

New Birmingham, Inc.

Consolidated Balance Sheets

December 31, 2015 and 2014

	2015	2014
Assets
Current assets:
Cash and cash equivalents	$8,060,216	$3,300,537
Restricted cash	100,548	100,347
Trade receivables, net	2,136,519	6,167,342
Federal income tax receivable	271,213	217,546
Inventories	505,040	406,843
Note receivable, currently due	74,728	—
Other	200,000	200,000

Total current assets	11,348,264	10,392,615

Property, machinery and equipment
Property, machinery and equipment	45,087,556	38,891,771
Machinery and equipment under construction	2,496,637	2,778,596

Total property, machinery and equipment	47,584,193	41,670,367
Accumulated depreciation	(7,760,702)	(5,350,080)

Property, machinery and equipment, net	39,823,491	36,320,287

Note receivable, less current portion	7,465,272	—

Total assets	$58,637,027	$46,712,902

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of obligations under capital leases	$1,454,891	$1,408,722
Current maturities of notes payable	2,249,913	4,119,182
Accounts payable and accrued expenses	913,569	3,257,617

Total current liabilities	4,618,373	8,785,521

Obligations under capital leases, net of current maturities	2,994,947	3,254,272
Notes payable, net of current maturities	17,887,352	17,312,045
Deferred tax liability	7,224,898	4,000,794

Total liabilities	32,725,570	33,352,632

Commitments and contingencies (Note 10)

Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized; no shares outstanding	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 65,468,000 and 62,350,000 shares issued and outstanding, respectively	65,468	62,350
Additional paid-in capital	1,140,042	581,920
Retained earnings	24,705,947	12,716,000

Total stockholders’ equity	25,911,457	13,360,270

Total liabilities and stockholders’ equity	$58,637,027	$46,712,902

The accompanying notes are an integral part of these consolidated financial statements.

New Birmingham, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2015 and 2014

	2015	2014
Revenues
Sand operations	$40,222,509	$32,864,370
Iron ore operations	491,874	338,194
Transportation and other	64,380	189,360

Total revenues	40,778,763	33,391,924

Cost of sales
Cost of sales	17,971,748	15,068,764
Depreciation expense	3,011,670	2,118,103

Total cost of sales	20,983,418	17,186,867

Gross profit	19,795,345	16,205,057

Operating expenses
Compensation expenses	2,031,018	707,735
Selling, general & administrative expenses	1,598,243	1,157,024
Depreciation and amortization	5,467	4,748
(Gain) loss on sales of assets	(8,494,719)	94,243

Total operating expenses	(4,859,991)	1,963,750

Operating income	24,655,336	14,241,307

Other income (expense)
Interest income	275,948	10,362
Interest expense	(1,830,243)	(1,145,979)
Other income, net	21,437	36,419

Total other income (expense), net	(1,532,858)	(1,099,198)

Income before income taxes	23,122,478	13,142,109

Provision for income taxes	8,132,531	4,614,004

Net income	$14,989,947	$8,528,105

The accompanying notes are an integral part of these consolidated financial statements.

New Birmingham, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2015 and 2014

	2015	2014
Cash flows from operating activities
Net income	$14,989,947	$8,528,105
Reconciliation of net income to cash flows from operating activities
Depreciation and amortization expense	3,017,137	2,122,851
Deferred tax expense	3,224,104	1,468,753
Stock compensation expense	561,240	—
Recapitalized interest on note obligation	95,907	—
(Gain) loss on sale of assets	(8,494,719)	94,243
Changes in assets and liabilities:
Trade receivables	4,030,823	(4,768,828)
Receivables from employees	—	85
Inventories	(98,197)	(5,140)
Federal income taxes receivable	(53,667)	375,736
Prepaid expenses and other current assets	—	10,000
Accounts payable and accrued expenses	(2,344,048)	2,154,422

Net cash provided by operating activities	14,928,527	9,980,227

Cash flows from investing activities:
Capital expenditures	(7,888,623)	(10,400,751)
Increase in restricted cash	(201)	(200)
Proceeds from sale of intangible assets	—	195,500
Proceeds from sale of property and equipment	3,604,337	1,548,574

Net cash used in investing activities	(4,284,487)	(8,656,877)

Cash flows from financing activities
Dividends paid	(3,000,000)	—
Issuance of common stock	—	9,976,250
Common stock repurchased	—	(9,976,250)
Borrowings under note obligations	556,779	3,616,035
Principal payments of note obligations	(1,946,648)	(2,204,166)
Principal payments of capital lease obligations	(1,494,492)	(2,051,978)

Net cash used in financing activities	(5,884,361)	(640,109)

Net increase in cash and cash equivalents	4,759,679	683,241
Cash and cash equivalents, beginning of year	3,300,537	2,617,296

Cash and cash equivalents, end of year	$8,060,216	$3,300,537

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,830,243	$1,145,979

Cash paid for income taxes	$4,984,546	$2,557,458

Supplemental disclosure of non-cash transactions
Borrowings under capital lease obligations	$1,281,336	$4,319,340

Issuance of note receivable related to sale of land	$7,540,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

New Birmingham, Inc.

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2015 and 2014

	Preferred Stock		Common Stock		Additional Paid-In	Treasury	Retained	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stock	Earnings	Equity
Balance - December 31, 2013	—	$—	62,350,000	$62,350	$581,920	$—	$4,187,895	$4,832,165
Common stock repurchase	—	—	(8,675,000)	—	—	(9,976,250	—	(9,976,250)
Issuance of common stock	—	—	8,675,000	—	—	9,976,250	—	9,976,250
Net income	—	—	—	—	—	—	8,528,105	8,528,105

Balance - December 31, 2014	—	—	62,350,000	62,350	581,920	—	12,716,000	13,360,270
Dividends paid	—	—	—	—	—	—	(3,000,000)	(3,000,000)
Stock compensation expense	—	—	3,118,000	3,118	558,122	—	—	561,240
Net income	—	—	—	—	—	—	14,989,947	14,989,947

Balance - December 31, 2015	—	$—	65,468,000	$65,468	$1,140,042	$—	$24,705,947	$25,911,457

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

1.	Description of the Company and Summary of Significant Accounting Policies

Business Operations

New Birmingham, Inc., a Nevada corporation, (the “Parent”) was incorporated in November 2007 as a holding company for New Birmingham Resources, LLC (“NBR”). NBR was formed in February 2005 to acquire an aggregate and iron ore operation in Rusk, Texas. In May 2007, NBR acquired Capital Sands, LLC (renamed NBR Sand, LLC), a sand production operation in Tyler, Texas. In November 2007, as part of a corporate restructuring to consolidate and acquire the iron, sand, transportation and port operations either owned directly by NBR or indirectly through common ownership of the individual owners of NBR, the Parent acquired NBR concurrent with NBR acquiring the transportation entity Ore Trans, LLC and the port property Golden Triangle Maritime, LLC. Ore Trans, LLC was renamed NBR Trans, LLC and Golden Triangle Maritime, LLC was split into two entities, NBR Maritime I, LLC and NBR Maritime II, LLC.

New Birmingham, Inc. and its subsidiaries (collectively the “Company”) are engaged in the mining, production and sales of frac sand, iron ore, limestone, concrete, and other aggregates throughout the Unites States. In addition, the Company owned port property along the Gulf of Mexico.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of New Birmingham, Inc. and its subsidiaries. All significant intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when delivery has occurred, title and risk of loss has passed to the customer, collection is reasonably assured, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Restricted Cash

At December 31, 2015 and 2014, the Company had a letter of credit outstanding for $100,548 and $100,347, respectively, which matured on February 27, 2016. The letter of credit was collateralized by cash, which has been classified as restricted cash at December 31, 2015 and 2014.

Receivables

The Company provides an allowance for doubtful accounts equal to estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible the Company’s estimate of the allowance for doubtful accounts will change. At December 31, 2015 and 2014, the Company had no allowance for doubtful accounts as management believes all receivables are fully collectible.

Inventories

Inventories consist entirely of frac sand and are stated at the lower of cost or market. Cost is determined using the average cost method and includes costs of mining and allocated overhead.

Property, Machinery and Equipment

Property, machinery and equipment is stated at cost and is depreciated utilizing the straight-line method over their estimated useful lives. The cost of assets retired and the related accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations when assets are disposed. Repairs and maintenance are charged to expense as incurred. Expenditures for major additions and replacements that extend the lives of assets are capitalized and depreciated over their remaining estimated useful lives. The Company depreciates assets over the following estimated useful lives:

Buildings	10 - 40 years
Heavy machinery and equipment	5 - 10 years
Office furniture and equipment	5 - 10 years
Plant and plant equipment	5 - 40 years
Trucks, trailers and vehicles	5 - 10 years

Impairment of Long-Lived Assets

Long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are fully recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

Fair Value of Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The three-tiered hierarchy is summarized as follows:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Other significant observable inputs.

Level 3 - Significant unobservable inputs.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, notes receivable and accounts payable, for which carrying values approximate fair values due to the short-term nature of these instruments. The carrying values of notes payable approximate the fair values as each of the interest rates approximate rates available to the Company for similar borrowings.

Assets and Liabilities Measured at Fair Value on a Recurring Basis. The Company does not have any assets or liabilities measured at fair value on a recurring basis.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis. Non-recurring fair value measurements include the assessment of property, plant, and equipment for impairment. As there is no corroborating market activity to support the assumptions used, the Company has designated these estimates as Level 3.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the tax basis of assets and liabilities and their carrying values for financial reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect of a change in tax rates is recognized as income in the period that includes the enactment date. When management determines that it is more than likely that a deferred tax asset will not be realized, a valuation allowance is established.

Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. As of December 31, 2015 and 2014, there were no amounts that had been accrued in respect to uncertain tax positions.

None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities. However, fiscal years 2012 and later remain open and subject to examination.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consists principally of cash in banks, restricted cash and trade receivables. The Company manages this risk by maintaining all deposits in high quality financial institutions and periodically performing evaluations of the relative credit standing of the financial institutions and investment funds that are considered in the Company’s investment strategy.

The Company grants unsecured credit to its customers during the normal course of business. The Company performs ongoing credit evaluations of its customers to minimize any potential loss. Historically, no significant credit related losses have been incurred.

In 2015, sales to two customers accounted for approximately 55% and 32% of total sales, and receivables from those customers accounted for approximately 61% and 23% of total trade receivables at December 31, 2015. In 2014, sales to three customers accounted for approximately 32%, 21% and 19% of total sales, and receivables from those customers accounted for approximately 45%, 10% and 2% of total trade receivables at December 31, 2014.

Stock-Based Compensation

The Company measures stock-based compensation cost as of the grant date based on the estimated fair value of the award less an estimated rate for pre-vesting forfeitures, and recognizes compensation expense on a straight-line basis over the vesting period. For performance-based awards, the Company must also make assumptions regarding the likelihood of achieving performance targets.

Reclassifications

Certain reclassifications have been made to the 2014 financial statements to conform to the 2015 financial statement presentation. Such reclassifications had no effect on net income, cash flows or stockholders’ equity as previously reported.

2.	Property, Machinery and Equipment

Property, machinery and equipment consisted of the following at December 31, 2015 and 2014:

	2015	2014
Land and land improvements	$5,698,936	$7,406,820
Buildings	1,561,434	1,561,434
Heavy machinery and equipment	7,432,508	7,023,432
Plant and plant equipment	30,256,594	22,762,001
Trucks, trailers and vehicles	19,045	19,045
Office furniture and equipment	119,039	119,039
Equipment under construction	2,496,637	2,778,596

Total property, plant and equipment	47,584,193	41,670,367
Less - accumulated depreciation	(7,760,702)	(5,350,080)

Property, plant and equipment, net	$39,823,491	$36,320,287

Total depreciation of $3,017,137 and $2,122,851 was expensed in 2015 and 2014, respectively, of which $3,011,670 and $2,118,103, respectively, was allocated to cost of sales. Included in depreciation expense allocated to cost of sales in 2015 and 2014 is amortization expense on assets acquired under capital leases of $1,200,603 and $1,077,327, respectively.

During 2013, the Company entered into an asset purchase agreement with a third party for land and water contract rights for $450,000, with $200,000 allocated to land and $250,000 allocated to water contract rights. The agreement contained a purchase option of additional land for $750,000. The Company did not exercise the purchase option. The Company determined the assets acquired were unsuitable for the Company’s business plans and entered into a plan to dispose of those assets. The Company recorded the land as assets held-for-sale of $200,000, included in other on the consolidated balance sheet, and expects to sell the land during 2016. In February 2014, the Company sold the water contract rights for $195,500.

3.	Note Receivable

On May 19, 2015, the Company completed the sale of all port land owned for total consideration of $10,790,000. Terms of the sale include a cash receipt of $3,250,000 and a term note of $7,540,000 from the buyer. Terms of the term note call for interest at 6% with the following repayment schedule over 84 months beginning July 1, 2015: monthly interest payments of $37,500 for 12 months; monthly principal and interest payments of $50,000 for 12 months; monthly principal and interest payments of $62,500 for 12 months; monthly principal and interest payments of $75,000 for 12 months; monthly principal and interest payments of $100,000 for 12 months; monthly principal and interest payments of $125,000 for 12 months; monthly principal and interest payments of $150,000 for 12 months; and a final balloon payment of $3,001,232 due June 1, 2022.

At December 31, 2015, the outstanding note receivable under this agreement was $7,540,000, of which $74,728 was reflected as currently due.

4.	Line of Credit Agreement

Effective December 13, 2012, the Company entered into a $4,000,000 revolving line of credit with a bank, secured by the Company’s accounts with the bank, trade accounts receivable, and the guarantees of all subsidiaries of the Company. Terms of the revolving line of credit call for interest at libor plus 3.25% (3.49% at December 31, 2015), with monthly interest payments and all outstanding principal and accrued but unpaid interest due on or before

December 12, 2016. At December 31, 2015 and 2014, the Company had no amounts outstanding under the agreement. The line of credit contains customary covenants, including maintenance of certain financial ratios. As of December 31, 2015, the Company was in compliance with all of the debt covenants.

5.	Notes Payable

Notes payable consists of the following at December 31, 2015 and 2014:

	2015	2014
Note payable to an investment group; due by June 30, 2032; monthly principal and interest payments based on royalty formula; secured by mining property	$13,212,985	$14,299,935
Note payable to a customer; interest at 3.5%; due by May 31, 2016, monthly payments based on Supply Agreement (also see Note 11); secured by Deed of Trust and equipment	3,289,946	3,247,712
Note payable to a bank; interest at 4.45%; due on February 1, 2021; monthly principal payments of $54,338 plus interest; secured by equipment	3,368,980	3,355,585
Note payable to a financial institution; interest at 3.94%; due on January 11, 2017; monthly principal and interest payments of $7,684; secured by heavy machinery	—	191,606
Note payable to a bank; interest at libor plus 3.25%; (3.49% at December 31, 2015); due on December 31, 2022; monthly principal payments of $3,159 plus interest; secured by land	265,354	303,262
Note payable to a financial institution; interest at 4.95%; due on June 5, 2015; monthly principal and interest payments of $5,581; secured by heavy machinery	—	33,127

Total long-term debt	20,137,265	21,431,227
Less - current maturities	(2,249,913)	(4,119,182)

Total notes payable, net of current maturities	$17,887,352	$17,312,045

Schedule maturities of note payable obligations are as follows:

Years ended December 31,
2016	$2,249,913
2017	2,149,509
2018	1,922,061
2019	1,922,061
2020	2,422,061
Thereafter	9,471,660

Total	$20,137,265

6.	Obligations under Capital Leases

At December 31, 2015, the Company had capital lease obligations to various financial institutions for machinery and equipment utilized in the Company’s operations. The aggregate cost of the heavy machinery and equipment acquired under capital leases is $8,998,097. Accumulated amortization was $2,521,331 at December 31, 2015. The scheduled future minimum lease payments under capital leases as of December 31, 2015 are:

Year ending December 31,
2016	$1,576,608
2017	2,362,735
2018	712,648

Total minimum lease payments	4,651,991
Less amount representing interest	(202,153)

Present value of minimum lease payments	$4,449,838

7.	Operating Leases

From time to time, the Company will enter into monthly operating lease arrangements with heavy equipment suppliers and rental companies. These leases are generally short-term in nature with various monthly rental rates, terms and conditions.

Total lease expense for the years ended December 31, 2015 and 2014, was $644,005 and $667,960, respectively, which was entirely charged to cost of sales.

8.	Income Taxes

Income tax expense for 2015 and 2014 consisted of the following:

	2015	2014
Current tax expense	$4,714,111	$2,933,194
Deferred tax expense	3,224,104	1,468,753
State franchie tax expense	194,316	212,057

Total provision for income taxes	$8,132,531	$4,614,004

Deferred income taxes are provided for differences between the financial statements carrying amount of existing assets and liabilities and their respective tax basis. Significant deferred tax assets and liabilities at December 31, 2015 and 2014 were as follows:

	2015	2014
Deferred tax assets and liabilities:
Stock compensation	$362,182	$171,360
Property, plant and equipment	(7,587,080)	(4,172,154)

Net deferred tax liability	$(7,224,898)	$(4,000,794)

9.	Equity Transactions

Common Stock

In November 2015, the Company paid a $3,000,000 dividend, or $0.046 per share, to shareholders of record as of November 19, 2015.

In June 2014, the Company completed the repurchase of 8,675,000 common shares at a cost of $9,976,250. Concurrent with the common share repurchase, the Company issued 8,675,000 common shares in a private placement for total proceeds of $9,976,250.

In May 2014, the Company entered into a Stockholders Agreement (“Agreement”) with the existing stockholders of the Company. The Agreement set forth an incentive plan by which:

(a) the chief executive officer at his sole discretion can grant stock awards to key personnel that is subject to achieving certain performance conditions over a twelve month period beginning July 1, 2014. Upon meeting the performance conditions an aggregate of up to 3,118,000 may be issued to key personnel. The grant date fair value of each stock award was $0.18. The fair value was determined using the market approach which uses Level 3 inputs. The Company assumed no forfeitures because the awards were a part of a key personnel pool and allocable at the sole discretion of the chief executive officer. The performance conditions were achieved at the end of the measurement period, therefore, as of December 31, 2015, the Company issued 3,118,000 shares and recognized compensation expense of $561,240. As of December 31, 2014, the Company did not anticipate the performance conditions to be met, therefore, no compensation expense was recognized.

(b) key personnel would be entitled to 3,118,000 stock awards upon a liquidity event, as defined in the Agreement. The grant date fair value of each stock award was $0.18. The fair value was determined using the market approach which uses Level 3 inputs. The Company assumed no forfeitures because the awards were a part of a key personnel pool and allocable at the sole discretion of the chief executive officer. At December 31, 2015 and 2014, there is $561,240 of unrecognized compensation cost related to these stock awards. Such amount will be recognized in the future upon the occurrence of a liquidity event that results in the vesting of the stock awards.

In October 2011, the Company issued options to purchase an aggregate 750,000 common shares of the Company to three outside board members. The options vested immediately and carry an exercise price of $1.25 per share for a period of 5 years. There were no options issued during 2015 and 2014.

Preferred Stock

The Company is authorized to issue up to 100,000,000 shares of its $0.001 par value preferred stock. At December 31, 2015 and 2014, the Company had no preferred stock issued or outstanding.

10.	Commitments and Contingencies

From time to time, the Company is subject to litigation, primarily as a result of customer claims, in the ordinary conduct of its operations. As of December 31, 2015, the Company had no knowledge of any legal proceedings, individually or in the aggregate, that would have a material adverse effect on the Company’s financial position or results of operations. See Notes 6 and 7 for discussion of the Company’s capital and operating leases.

11.	Subsequent Events

Management has evaluated subsequent events through May 23, 2016, the date which the financial statements were available to be issued.

Effective January 1, 2016, the Company entered into an amendment to a master supply note agreement (“the amended agreement”) with a supplier whereby the outstanding principal balance due under the agreement was reduced from $3,289,946 to $3,000,000. Terms of the amended agreement call for the Company to repay $2,500,000 at 0% interest, in equal monthly payments beginning January 1, 2016 for 60 months. The Company will repay the remaining $500,000 in the form of product load credits as defined in the agreement for products sold between January 1, 2016 and December 31, 2020. In the event the load credits do not result in full repayment of the $500,000 by December 31, 2020, any remaining balance will be cancelled.

In March 2016, the Company paid a $3,000,000 dividend to shareholders of record as of March 15, 2016.